EXHIBIT 10.10

FORM OF
SECURITIES ESCROW AGREEMENT

SECURITIES ESCROW AGREEMENT, dated as of ________, 2010 (“Agreement”), by and among CAZADOR SUB HOLDINGS LTD., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Sponsor”), CAZADOR ACQUISITION CORPORATION LTD., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Escrow Agent”).

WHEREAS, the Company has entered into an Underwriting Agreement, dated ___________, 2010 (“Underwriting Agreement”), with Rodman & Renshaw, LLC. acting as representative (“Representative”) of the several underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase 4,000,000 (4,600,000 if the over-allotment is exercised) units (“Units”) of the Company.  Each Unit consists of one ordinary share, par value $.0001 per share (“Ordinary Share”), and one Warrant, each Warrant to purchase one Ordinary Share, all as more fully described in the Company’s final Prospectus, dated ___________, 2010 (“Prospectus”) comprising part of the Company’s Registration Statement on Form F-1 (File No. 333-________) under the Securities Act of 1933, as amended (“Registration Statement”), declared effective on ___________, 2010 (“Effective Date”).

WHEREAS, the Sponsor has agreed as a condition of the sale of the Units to deposit 1,150,000 Ordinary Shares of the Company (the “Escrow Shares”), in escrow as hereinafter provided.

WHEREAS, the Company has entered into a Warrant Subscription Agreement with the Sponsor, dated ________, 2010 (“Warrant Agreement”), pursuant to which the Sponsor has agreed to purchase 4,340,000 warrants (the “Founding Director Warrants”) in a private placement transaction.

WHEREAS, the Sponsor has agreed as a condition of the sale of the Founding Director Warrants to deposit its Founding Director Warrants (the “Escrow Warrants” and together with the Escrow Shares, “Escrow Securities”), in escrow as hereinafter provided.

WHEREAS, the Company and the Sponsor desire that the Escrow Agent accept the Escrow Securities, in escrow, to be held and disbursed as hereinafter provided.

IT IS AGREED:

1.           Appointment of Escrow Agent.  The Company and the Sponsor hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2.           Deposit of Escrow Securities.  On or before the Effective Date, the Sponsor shall deliver to the Escrow Agent a certificate representing its Escrow Securities, to be held and disbursed subject to the terms and conditions of this Agreement.  The Sponsor acknowledges that the certificates representing its Escrow Securities are legended to reflect the deposit of such Escrow Securities under this Agreement.

3.           Disbursement of the Escrow Securities.

3.1           Disbursement of the Escrow Shares. The Escrow Agent shall hold the Escrow Shares until one year from the date of consummation of a Business Combination (as such term is defined in the Registration Statement), or earlier (i) with respect to 50% of the Sponsor Shares if, subsequent to a Business Combination, the last sales price of the Company’s Ordinary Shares exceeds $11.50 per share for any 20 trading days within any 30-trading day period following the consummation of a Business Combination, (ii) with respect to 50% of the Sponsor Shares if, subsequent to a Business Combination, the last sales price of the Company’s Ordinary Shares exceeds $15.00 share for any 20 trading days within any 30-trading day period following the consummation of the a Business Combination, or (iii) with respect to all of the Sponsor Shares, if following a Business Combination, the Company consummates a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Escrow Period”), on which date or dates it shall, upon written instructions from the Sponsor, disburse the applicable number of Escrow Shares to the Sponsor; provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly destroy the certificates representing the Escrow Shares and the Escrow Shares shall no longer be considered issued and outstanding securities of the Company.  The Escrow Agent shall release the Escrow Shares only upon receipt of a written request from the Company.  The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Shares in accordance with this Section 3.1.

3.2           Disbursement of the Escrow Warrants.  The Escrow Agent shall hold the Escrow Warrants until six months following the Company’s consummation of a Business Combination (as such term is defined in the Registration Statement and shall be released upon receipt of a written request from the Company); provided, however, that if the Escrow Agent is notified by the Company pursuant to Section 6.7 hereof that the Company is being liquidated at any time during the Escrow Period, then immediately prior to the effectiveness of such liquidation, the Escrow Agent shall promptly destroy the certificates representing the Escrow Warrants and the Escrow Warrants shall no longer be considered issued and outstanding securities of the Company. The Escrow Agent shall have no further duties hereunder after the disbursement or destruction of the Escrow Warrants in accordance with this Section 3.2.

4.           Rights of Sponsor in Escrow Shares.

4.1           Voting Rights as a Shareholder.  Subject to the terms of the Insider Letter described in Section 4.4 hereof and except as herein provided, the Sponsor shall retain all of their rights as Shareholders of the Company with respect to the Escrow Shares during the Escrow Period, including, without limitation, the right to vote such shares.

4.2           Dividends and Other Distributions in Respect of the Escrow Shares.  During the Escrow Period, all dividends payable in cash with respect to the Escrow Shares shall be paid to the Sponsor, but all dividends payable in shares or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof.  As used herein, the term “Escrow Shares” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

4.3           Restrictions on Transfer.  During the Escrow Period, no sale, transfer or other disposition may be made of any or all of the Escrow Securities except (i) to one or more of the Company’s officers, directors or initial unitholders, (ii) to an affiliate or an affiliated entity under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the Sponsor Shares made at or prior to the consummation of a Business Combination at prices no greater than the price at which the Sponsor Shares were originally purchased (approximately $0.017 per share), or (vii) pursuant to a qualified domestic relations order; provided, however, that such permissive transfers may be implemented only upon the transferee’s written agreement (i) to be bound by the terms and conditions of this Agreement, (ii) to vote in accordance with the majority of the Ordinary Shares voted by public shareholders and (iii) to waive any rights to participate in any liquidation distribution if the Company fails to consummate a Business Combination and, in the case of the Escrow Shares subject to forfeiture, agreeing to forfeit such Escrow Shares to the extent that the underwriters’ over-allotment option is not exercised.
During the Escrow Period, the Sponsor shall not pledge or grant a security interest in the Escrow Securities or grant a security interest in its rights under this Agreement. The Sponsor also agrees to take all reasonable action within its power, in the event the Company conducts the redemption of its Units (or Ordinary Shares underlying the Units) pursuant to a tender offer, to cause the Company or its affiliates or any advisors to the Company, (i) not to purchase or arrange to purchase shares outside the tender offer while such tender offer is open or (ii) enter into any agreement, understanding or arrangement with any other person in connection with their purchase or arrangement to purchase shares outside the tender offer, when such tender offer is open.

4.4           Insider Letter.  The Sponsor has executed a letter agreement with the Representative and the Company, and which is filed as an exhibit to the Registration Statement (“Insider Letter”), respecting the rights and obligations of the Sponsor in certain events.

5.           Concerning the Escrow Agent.

5.1           Good Faith Reliance.  The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent, which may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

 5.2          Indemnification.  The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action taken by it hereunder or any action, suit or other proceeding involving any claim which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the Escrow Securities held by it hereunder, other than expenses or losses arising from the gross negligence or willful misconduct of the Escrow Agent.  Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall notify the other parties hereto in writing.  In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Securities or it may deposit the Escrow Securities without liability with the clerk of any appropriate court or it may retain the Escrow Securities pending receipt of a final, non-appealable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Securities are to be disbursed and delivered.  The provisions of this Section 5.2 shall survive in the event the Escrow Agent resigns or is discharged pursuant to Sections 5.5 or 5.6 below.

5.3           Compensation.  The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.  The Escrow Agent shall also be entitled to reimbursement from the Company for all expenses paid or incurred by it in the administration of its duties hereunder including, but not limited to, all counsel, advisors’ and agents’ fees and disbursements and all taxes or other governmental charges.

5.4           Further Assurances.  From time to time on and after the date hereof, the Company and the Sponsor shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.5           Resignation.  The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by its giving the other parties hereto written notice and such resignation shall become effective as hereinafter provided.  Such resignation shall become effective at such time that the Escrow Agent shall turn over to a successor escrow agent appointed  by the Company, the Escrow Securities held hereunder.  If no new escrow agent is so appointed within the 60 day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Securities with any court it reasonably deems appropriate and be relieved of any liability whatsoever.

5.6           Discharge of Escrow Agent.  The Escrow Agent shall resign and be discharged from its duties as escrow agent hereunder if so requested in writing at any time by the other parties hereto, jointly, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Section 5.5.

5.7           Liability.  Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability hereunder for its own gross negligence or its own willful misconduct.

6.           Miscellaneous.

6.1           Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

6.2           Third Party Beneficiaries.  The Sponsor hereby acknowledges that the Underwriters are third party beneficiaries of this Agreement and this Agreement may not be modified or changed without the prior written consent of the Representative.

6.3           Entire Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

6.4           Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.5           Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.6            Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, or by private national courier service, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two days after the date of mailing, as follows:

If to the Company, to:

Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

If to the Sponsor, to:

Cazador Sub Holdings Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Attn: Francesco Piovanetti, Co-Chief Executive Officer

and if to the Escrow Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
Attn:  Steven Nelson and Frank Di Paolo

A copy of any notice sent hereunder shall be sent to:

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York  10020
Attn: Yvan-Claude Pierre, Esq.
Attn: William N. Haddad, Esq.

and

Rodman & Renshaw, LLC
1251 Avenue of the Americas
New York, NY 10020
Attn: Thomas Pinou, Chief Financial Officer

and

Loeb & Loeb LLP
345 Park Avenue
New York, New York  10154
Attn:  Mitchell Nussbaum, Esq.

The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

6.7           Notice to Escrow Agent.  The Company shall give the Escrow Agent written notification in the event that the Company fails to consummate a Business Combination within the time period(s) specified in the Prospectus.

6.8           Counterparts.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Securities Escrow Agreement has been duly executed by the parties hereto as of the date first above written.

CAZADOR ACQUISITION CORPORATION LTD.

By:
Name:
Title:

CAZADOR SUB HOLDINGS LTD.

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: